Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 26, 2008, on the consolidated financial statements of Nord Resources Corporation and Subsidiary as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 (and to all references to our firm) included in or made a part of this Amendment No. 3 to Form SB-2 on Form S-1.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Phoenix, Arizona
September 29, 2008